Exhibit 10.18

ORIGINAL ISSUE DISCOUNT PROMISSORY NOTE

Issue date: March 6, 2024

Principal amount: $125,000

Purchase price: $75,000

FOR VALUE RECEIVED, MGT Capital Investments, Inc., a Delaware corporation (the “Borrower”) promises to pay to the order of Project Nickel LLC, a Delaware limited liability company (the “Lender”), the principal sum of One-Hundred Twenty-five Thousand Dollars (US $150,000.00) (the “Loan”) and to perform and observe all the obligations, covenants and promises contained herein. The total principal amount, together with interest from the date of disbursement, on the outstanding balance thereof, shall be paid on the terms set forth in this Promissory Note (the “Note”).

Interest and Principal. The outstanding principal balance, together with accrued and unpaid interest and any other amounts due under this Note shall be due and payable in full on the earliest date to occur of: (i) March 5, 2025; (ii) an Acceleration Event (as defined below); or (iii) an Event of Default (as defined below), (the “Maturity Date”).

As used herein, the term “Applicable Interest Rate” means Twelve Percent (12.00%) per annum. All interest calculations hereunder shall be based on a 365-day year for the actual number of days elapsed during which the principal balance of this Note is outstanding. Interest shall accrue monthly and be payable on the Maturity Date.

As used herein, the term “Acceleration Event” shall mean the first to occur of the following events: (i) upon the closing of the first sale or a series of sales of equity securities by the Borrower after the date hereof which results in proceeds to the Borrower in the aggregate amount of at least $1,000,000.00, (ii) a Change of Control of the Borrower, (iii) a breach or default by Borrower of the Original Issue Discount Secured Convertible Promissory Note outstanding between the parties.

As used herein, “Change of Control” shall mean any one or more of the following: the sale (whether in a single transaction or series of transactions), pledge or other transfer of interests (whether by merger, consolidation or otherwise), conveyance or other disposition of all or substantially all of Borrower’s property or business; the sale of Borrower common stock in an amount which represents at least 50.1% of the common stock outstanding, post issuance.

Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note: (i) Borrower fails to pay when and as due and payable any amounts payable by Borrower to Lender under the terms of this Note within five (5) days of the date when due; (ii) Borrower (a) files a petition in bankruptcy or a petition to take advantage of any insolvency act; (b) makes an assignment for the benefit of creditors; (c) consents to, or acquiesces in, the appointment of a receiver, liquidator or trustee of him/herself or of the whole or any substantial part of his/her properties or assets; (d) files a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the federal bankruptcy law or any other applicable law; or (e) has a bankruptcy, reorganization or other action under any insolvency act involuntarily commenced against Borrower which is not vacated or stayed within 30 days of commencement; (iii) Borrower defaults in any other obligation Borrower owes to Lender or its affiliates, subject to expiration of any applicable notice or cure period; (iv) Borrower defaults in the performance of any of the agreements, conditions, covenants, provisions or stipulations contained herein or under any other document evidencing and/or securing the Note, subject to expiration of any applicable notice or cure period; (v) a final judgment or judgments is entered, or an order or orders of any judicial authority or governmental entity is issued against Borrower, in the aggregate, exceeds Twenty-five Thousand ($25,000.00) outstanding at any one time; or (vi) an Acceleration Event.

Remedies. Upon the occurrence of an Event of Default, Lender may at any time, at its option and without notice to the Borrower, thereafter exercise any one or more of the following rights, powers and remedies: (a) Lender may accelerate the Maturity Date and declare due and payable immediately the entire unpaid balance of principal with interest accrued on it at the applicable rate specified above to the date of default and after that date at a “default rate” which shall be Eighteen Percent (18.0%). Borrower agrees that in determining whether any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment including, without limitation, late charges or default fees shall be deemed, to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest. or (c) Lender may exercise any of its other rights, powers and remedies under this Note, the Loan Documents (as hereinafter defined) or at law or in equity.

1. No Waiver. Lender’s failure to exercise its option to accelerate the indebtedness evidenced by this Note shall not constitute a waiver of the right to exercise that option at any other time so long as that Event of Default remains outstanding and uncured, or to exercise it upon the occurrence of another default. Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies under this Note unless the waiver is in writing and signed by Lender, and then only to the extent specifically set forth in the writing. A waiver of one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

2. Remedies Cumulative. The remedies of Lender as provided in this Note and the Loan Documents shall be cumulative and concurrent, may be pursued singly, successively, or together at the sole discretion of Lender and may be exercised as often as occasion for their exercise shall occur, and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of it.

3. Waiver. Borrower, hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note and agrees that the liability of each of them shall be unconditional without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender.

4. Governing Law. This instrument shall be governed by and construed according to the laws of the State of Delaware (without giving effect to its conflict of law provisions).

LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, VERBAL OR WRITTEN STATEMENTS OR ACTIONS OF EITHER PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN EVIDENCED BY THIS NOTE.

5. Assignment. Lender may assign this Note without notice to, or the prior written consent of, the Borrower.

6. Borrower’s Representations and Warranties. Borrower hereby represents and warrants to Lender, as follows: (i) Borrower has the power and requisite authority to execute, deliver and perform its obligations under this Note and, to the extent applicable, is duly authorized to, and has taken all action necessary to authorize Borrower to, execute, deliver and perform its obligations under this Note; (ii) the Note constitutes the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity; (iii) no consent, approval, authorization or order of any court or governmental authority or any third party is required in connection with the execution and delivery by Borrower of this Note or for Borrower to consummate the transactions contemplated hereby other than those that have been obtained by Borrower, and the execution, delivery and performance of this Note and each of the other Loan Documents does not and will not conflict with, violate or result in a material breach of any provision of any applicable law, rule, regulation or order; (iv) there are no judgments, actions, suits, proceedings or claims pending or, to the knowledge of Borrower, threatened, against or affecting Borrower.

7. Counterparts; Electronic Signatures. This Note may be executed in counterparts, including by means of electronic signature, with the same effect as if the parties executing the counterparts had all executed one counterpart, and all counterparts together shall be construed as one document. Executed counterparts of this Note with signatures sent by electronic mail (i.e., in PDF format) or signed electronically via DocuSign® or other means of electronic signature may be used in the place of original signatures on this Note. Delivery by electronic transmission of an executed counterpart of any signature page to this Note shall have the same effectiveness as delivery of a manually executed counterpart thereof, and the parties hereto intend to be bound by the signatures of the electronically mailed or signed signatures and the delivery of the same shall be effective as delivery of an original executed counterpart of this Note. The parties to this Note hereby waive any defenses to the enforcement of the terms of this Note based on the form of the signature, including, without limitation, the use of electronic transmission of a signature page hereto, including, but not limited to the delivery of an electronic signature, and hereby agree that such electronically mailed or signed signatures shall be conclusive proof, admissible in judicial proceedings, of the parties’ execution of this Note. For avoidance of doubt, the term “electronic signature” as used herein, means an electronic symbol or process that is attached to, or logically associated with, a document and executed or adopted by a person with an intent to authenticate or adopt the document.

IN WITNESS WHEREOF, Borrower, intending to be legally bound, has duly executed and delivered this Note as of the first date above written.

BORROWER:

MGT CAPITAL INVESTMENTS, INC.

By:
Name:	Robert Ladd
Title:	President and CEO